Exhibit 5.1

Akerman Senterfitt One Southeast Third Avenue 25th Floor Miami, Florida 33131 Tel: 305.374.5600 Fax: 305.374.5095

February 18, 2011

ARMOUR Residential REIT, Inc.

3001 Ocean Drive, Suite 201

Vero Beach, Florida 32963

Re:

Form S-8 Registration Statement

Ladies and Gentlemen:

We are counsel to ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of 250,000 shares of common stock, par value $0.001 per share (the “Shares”) that may be issued pursuant to the ARMOUR Residential REIT, Inc. 2009 Stock Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As your counsel in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Shares. We have also examined the Registration Statement as filed with the SEC in accordance with the provisions of the Securities Act, and the rules and regulations of the SEC thereunder.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and when issued and delivered in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable shares of common stock of the Company.

Our expressed herein is also subject to the following qualifications and exceptions:

(a)

The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and without limiting the generality of the foregoing qualification;

(b)

limitations imposed by general principles of equity upon the availability of equitable remedies and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or which would be commercially unreasonable, or where their breach is not material;

(c)

we express no opinion as to the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(d)

except to the extent encompassed by an opinion set forth above with respect to the Company, the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; and

(e)

our opinion is based upon current statutes, rules, regulations, cases and official interpretative opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

BOCA RATON     DALLAS     DENVER     FORT LAUDERDALE     JACKSONVILLE     LAS VEGAS     LOS ANGELES     MADISON     MIAMI

NEW YORK     ORLANDO     PALM BEACH     TALLAHASSEE     TAMPA     TYSONS CORNER     WASHINGTON, D.C.     WEST PALM BEACH

Akerman Senterfitt

February 18, 2011

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the SEC in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the SEC issued thereunder.

Very truly yours,

/s/ Akerman Senterfitt

AKERMAN SENTERFITT